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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Hemagen Diagnostics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

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                    WE URGE YOU NOT TO SIGN THE WHITE CONSENT
                       CARD SOLICITED BY THE REDWOOD GROUP


                                                      August 24, 1999


Dear Fellow Hemagen Shareholder:

I realize that at this point you feel inundated with correspondence relating to the Redwood consent solicitation. However, I feel it is important that you be made aware of a recent development that made a significant impact on your investment in Hemagen.

                    WHO'S BEST QUALIFIED TO RUN YOUR COMPANY?

            SEE WHAT A LEADING INDEPENDENT PROXY VOTING ADVISORY FIRM
                                   HAS TO SAY.

For more than a month your company has been distracted by a consent solicitation made by the Redwood Group to replace your management and Board of Directors with their own nominees. The big question was - who is best qualified to lead your company? We believe that key question has been answered by Institutional Shareholder Services (ISS). ISS, a leading proxy advisory firm that is retained by many large institutional money managers, has issued its recommendation on the pending consent solicitation. ISS HAS DETERMINED THAT YOUR EXISTING BOARD AND MANAGEMENT ARE THE BEST QUALIFIED AND HAVE RECOMMENDED TO ITS CLIENTS THAT THEY DO NOT CONSENT ON MATTERS RELATING TO REMOVAL AND REPLACEMENT OF THE BOARD AS WELL AS THE PROPOSAL TO AWARD THE REDWOOD GROUP OPTIONS TO ACQUIRE AN ADDITIONAL 22% OF YOUR COMPANY.

               CONSIDER SOME OF THE FACTORS ISS USED IN MAKING ITS
                                 RECOMMENDATION.

In making its recommendations ISS made the following observations:(1)

-    "[T]HE COMPANY HAS GROWN REVENUES SIGNIFICANTLY OVER THE PAST SIX YEARS..."
-    "THE COMPANY IS NOT HIGHLY LEVERAGED..."
-    HEMAGEN COMMON STOCK "CAN BE PURCHASED ON THE OPEN MARKET AT A DISCOUNT..."
- WHEN DR. FRANZBLAU'S "TOTAL TIME DEVOTED TO THE COMPANY AND THE UNIQUE AND BENEFICIAL POSITION HIS UNIVERSITY AFFILIATION PUTS HIM IN IS CONSIDERED, THE ARRANGEMENT COULD BE OF GREAT BENEFIT TO SHAREHOLDERS."


--------
(1) Permission was neither sought nor obtained in the use of these quotes. Published by Institutional Shareholder Services on August 18, 1999.

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                    PROTECT YOUR INVESTMENT BY FOLLOWING THE
             RECOMMENDATION OF ISS TO KEEP YOUR CURRENT MANAGEMENT
                          TEAM AND BOARD OF DIRECTORS.

We are pleased with the support that your management and board have received from you and your fellow shareholders thus far, but we still have about three more weeks of this divisive consent solicitation before we can finally put it behind us. WE CONTINUE TO NEED YOUR SUPPORT.

            PLEASE SIGN THE ENCLOSED BLUE CONSENT REVOCATION CARD AND
                   RETURN IT IN THE ENVELOPE PROVIDED TODAY!

Once again on behalf of you management and board of directors I would like to thank you for your support.

Sincerely,

Carl Franzblau
President, Chief Executive Officer
and Chairman of the Board


                             PARTICIPANT INFORMATION

Certain Information Concerning Participants, Hemagen Diagnostics, Inc. and certain other persons named below may be deemed to be "participants" in the solicitation of revocations of consents in response to the proposed consent solicitation by the Shareholder Group. The participants may include the directors of Hemagen as well as the officers listed below. Carl Franzblau, Ph.D. is the Chairman of the Board of Directors, Chief Executive Officer, President and Secretary of Hemagen. Dr. Franzblau beneficially owns 719,021 shares of Hemagen common stock, including 314,511 shares owned by Dr. Franzblau's spouse, options to purchase 20,000 shares, and options to purchase 40,000 shares exercisable by Dr. Franzblau's spouse. Dr. Franzblau disclaims beneficial ownership over all shares held by his spouse. Ricardo M. de Oliveria, M.D. is the Vice President of Research and Development and a Director of Hemagen. Dr. de Oliveira beneficially owns 345,684 shares of Hemagen's common stock, including options to purchase 10,000 shares, and 40,014 shares held by Dr. de Oliveira's spouse. Alan S. Cohen, M.D. is a Director of Hemagen. Mr. Cohen beneficially owns 148,705 shares of Hemagen common stock. Lawrence Gilbert is a Director of Hemagen. Mr. Gilbert beneficially owns 118,687 shares of Hemagen common stock, of which 44,000 are held by his spouse. Mr. Gilbert disclaims beneficial ownership over all shares held by his spouse. Paul N. Fruitt is a Director of Hemagen. Mr. Fruitt beneficially owns 8,000 shares of Hemagen common stock. Charles W. Smith is a director of Hemagen. Mr. Smith beneficially owns 146,659 shares of Hemagen common stock. Myrna Franzblau is the Treasurer and Director of Human Resources of Hemagen, and the spouse of Dr. Carl Franzblau. Ms. Franzblau beneficially owns 719,021 shares of Hemagen common stock, including 344,510 shares owned by Ms. Franzblau's spouse, options to purchase 40,000 shares, and options to purchase 20,000 shares exercisable by Ms. Franzblau's spouse. Ms. Franzblau disclaims beneficial ownership over all shares held by her spouse. William Franzblau is the Chief Financial Officer and General Counsel of Hemagen. Mr. Franzblau beneficially owns 94,890 shares of Hemagen common stock including options to purchase 30,000 shares.


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If you have any questions or need assistance in completing the BLUE consent revocation card, please contact:


                                   MACKENZIE
                                 PARTNERS, INC.


                                156 Fifth Avenue
                            New York, New York 10010
                         (212) 929-5500 (call collect)

                                       or

                         CALL TOLL-FREE (800) 322-2885